Exhibit 32.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF SARBANES — OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-Q of Selkirk Cogen Funding Corporation for the quarter ended June 30, 2003, I, Thomas E. Legro, Vice President, Controller and Chief Accounting Officer of Selkirk Funding Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Selkirk Cogen Funding Corporation.

August 13, 2003	/s/ THOMAS E. LEGRO

Thomas E. Legro Vice President, Controller and Chief Accounting Officer Selkirk Cogen Funding Corporation

     A signed original of this written statement required by Section 906 has been provided to Selkirk Cogen Funding Corporation and will be retained by Selkirk Cogen Funding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.